Exhibit 8.3

Bull, Housser & Tupper LLP

Date:	August 14, 2007

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong F4 00000

China

Attention: Gerry Wang

Dear Sirs/Mesdames:

Re:	Seaspan Corporation– Registration Statement on Form F-3

We have acted as Canadian tax counsel to Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the offer and sale of common shares (the “Common Shares”) pursuant to a Registration Statement on Form F-3 (No. 333-142195) (the “Registration Statement”) and the prospectus (the “Base Prospectus”) included therein, dated April 18, 2007, as supplemented by the prospectus supplement, dated August 14, 2007 (the “Prospectus Supplement”).

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Consequences – Canadian Federal Income Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement as well as the date of the Prospectus Supplement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Canadian federal income tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K of the Company and to the use of our name in the Registration Statement and the Prospectus Supplement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours truly,

/s/ Bull, Housser & Tupper LLP